SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                            ________________

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) January 22, 1998


                         SEARS, ROEBUCK AND CO.

           (Exact name of registrant as specified in charter)


  New York              1-416                              36-1750680
(State or Other   (Commission File Number)        (IRS Employer
Jurisdiction of                                 Identification No.)
Incorporation)


3333 Beverly Road, Hoffman Estates, Illinois              60179
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code (847) 286-2500




Item 5.     Other Events.

        On January 22, 1998, the registrant issued its fourth quarter earnings press release attached hereto as Exhibit 99. In addition, the registrant expects credit income for 1998 to decline more than 20 percent from 1997 levels. The registrant also stated that it expects that given the seasonal nature of the retail business, and the related disproportionate significance of the credit business in the first quarter, profits for the first quarter of 1998 will decline more than 50 percent from 1997 levels.

        The above statements and those made in the Outlook section of the press release are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The registrant's forward looking statements are based on assumptions about many important factors, including likely first-quarter results, the anticipated decline in credit results, economic fluctuations, the ongoing government investigation relating to bankruptcy practices, and normal business uncertainty. While the registrant believes that its assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors which could cause actual results to differ materially from predicted results.


Item 7.     Financial Statements, Pro Forma Financial Information and
                Exhibits.

        The Exhibit Index on page E-1 is incorporated herein by reference.





                               SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        SEARS, ROEBUCK AND CO.



Date: January 22, 1998                  By:/S/Gary L. Crittenden
                                        GARY L. CRITTENDEN
                                        Executive Vice President
                                        and Chief Financial Officer







                                EXHIBITS



99.     Sears, Roebuck and Co. press release dated January 22, 1998.